Exhibit 10.1

SECOND AMENDMENT TO SECOND AMENDED AND

RESTATED LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Second Amendment”) is made as of this 1st day of February, 2008 by and among

BANK OF AMERICA, N.A. (the “Lender”), a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110,

and

BAKERS FOOTWEAR GROUP, INC., f/k/a Weiss and Neuman Shoe Co. (the “Borrower”), a Missouri corporation with its principal executive offices at 2815 Scott Avenue, Suite C, St. Louis, Missouri 63103,

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

RECITALS:

A.        Reference is made to that certain Second Amended and Restated Loan and Security Agreement (as amended to date, the “Loan Agreement”) dated as of August 31, 2006 between the Borrower and the Lender.

B.        The Borrower has informed the Lender that the Borrower intends to enter into that certain Second Lien Credit Agreement with Private Equity Management Group, Inc. (“PEMG”), pursuant to which PEMG will provide financing to the Borrower in the form of a term loan in an amount not to exceed $7,500,000 (the “PEMG Financing”). The Borrower has requested that the Lender agree to amend the Loan Agreement to, among other things, permit the PEMG Financing and permit the Borrower to grant a lien to PEMG to secure the PEMG Financing, provided that such PEMG Financing and the lien granted to secure the PEMG Financing are subordinated to the Liabilities and the lien granted to the Lender to secure the Liabilities, and the Lender has agreed to do so on the terms and conditions set forth herein.

Accordingly, the Borrower and the Lender agree as follows:

1.         Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

2.         Amendments To Loan Agreement.

2.1.	The definitions of “Change in Control” is hereby amended by deleting “thirty percent (30%) in the fifth line of clause (a) thereof and by substituting “forty percent (40%) in its stead.

2.2.	The definition “Permitted Subordinated Indebtedness” shall be deleted in its entirety from Section 1 of the Loan Agreement and the following shall be substituted therefor:

“Permitted Subordinated Indebtedness”. That Indebtedness of the Borrower (a) which is listed on Exhibit 4.7 annexed hereto and identified thereon as “Permitted Subordinated Indebtedness” or to PEMG pursuant to the PEMG Financing (which Indebtedness the Lender hereby confirms in each case is subordinated on terms satisfactory to it) and (b) which at all times shall be subject to subordination provisions (whether in a subordination agreement or otherwise), including, without limitation, standstill provisions, satisfactory to the Lender, together with amendments, restatements, renewals and extensions of the foregoing (other than subordination provisions which shall not be amended or otherwise modified without the prior written consent of the Lender) so long as such amendments, restatements, renewals and extensions are on terms no less favorable to the Lender and the Borrower as those in existence upon execution of the agreement being so amended, restated, renewed or extended.

2.3.	The definition “Permitted Encumbrances” is hereby amended by adding “or PEMG pursuant to the PEMG Financing” at the end of clause (a) thereof.
2.4.	The following definitions are hereby inserted into the Loan Agreement in appropriate alphabetical order:

“PEMG”: Private Equity Management Group, Inc., a Nevada corporation.

“PEMG Financing”: That certain term loan in the amount of $7,500,000 made by PEMG to the Borrower pursuant to the Second Lien Credit Agreement dated February 1, 2008 by and between PEMG and the Borrower.

3.         Additional Acknowledgments And Representations. As an inducement for the Lender to execute this Second Amendment, the Borrower hereby represents and warrants that as of the date hereof no Suspension Event has occurred and is continuing.

4.         Ratification Of Loan Documents; No Claims Against Lender.  Except as provided herein, all terms and conditions of the Loan Agreement and of the other Loan Documents remain in full force and effect. The Borrower hereby ratifies, confirms, and re-affirms all and singular the terms and conditions, including execution and delivery, of the Loan Documents. There is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrower to the Lender could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, off set, or defense (or other right, remedy, or basis having a similar effect) available to the Borrower with regard to the Liabilities of the Borrower to the Lender; nor is there any basis on which the terms and conditions of any of the Liabilities of the Borrower to the Lender could be claimed to be other than as stated on the written instruments which evidence such Liabilities. To the extent that the Borrower has (or ever had) any such claims against the Lender, it hereby affirmatively WAIVES and RELEASES same.

5.         Conditions To Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:

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5.1.	This Second Amendment shall have been duly executed and delivered by the respective parties hereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender;
5.2.

All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Second Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender;

5.3.	The Lender and PEMG shall have entered into a subordination and intercreditor agreement in form and substance satisfactory to the Lender;
5.4.	The Borrower shall have paid to the Lender all fees and expenses then due and owing pursuant to the Loan Agreement; and
5.5.

The Borrower shall have provided such additional instruments and documents to the Lender as the Lender and Lender’s counsel may have reasonably requested, each in form and substance satisfactory to the Lender.

6.         Miscellaneous.

6.1.

This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

6.2.

This Second Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

6.3.

Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Second Amendment.

6.4.

The Borrower shall pay on demand all reasonable costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution, and delivery of this Second Amendment.

6.5.	THIS SECOND AMENDMENT SHALL BE CONSTRUED, GOVERNED, AND ENFORCED PURSUANT TO THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS SEALED INSTRUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have hereunto caused this Second Amendment to be executed and their seals to be hereto affixed as of the date first above written.

BAKERS FOOTWEAR GROUP, INC., as Borrower

By   /s/ Peter A. Edison

Name   Peter A. Edison

Title   Chairman, CEO, President

BANK OF AMERICA, N.A., as Lender

By   /s/ David C. Storer

Name   David C. Storer

Title   Vice President

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